Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Chunhui Shu, certify that:

(1)	I have reviewed this annual report on Form 10-K/A of China BioPharma, Inc.; and

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2009	By:	/s/ Chunhui Shu
Chunhui Shu
Chief Financial Officer